Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is dated as of March 5, 2025 (this “Agreement”), by and between Interactive Strength Inc., a Delaware corporation (the “Company”) and Pillsbury Winthrop Shaw Pittman LLP (“Recipient” and together with the Company, the “Parties”).

WHEREAS, as of the date hereof the Company owes the Recipient $3,958,985.85 (the “Total Liability”) for certain services provided to the Company by the Recipient relating to Legal services; and

WHEREAS, the Parties have agreed to a complete settlement of $3,958,985.85 (the “Settled Liability”); and

WHEREAS, in lieu of an immediate cash payment for the Settled Liability, the Parties hereby agree that the Recipient shall be issued an unsecured promissory note in the form attached hereto as Exhibit A with such note containing a Securities Act of 1933, as amended, restrictive legend (the “Promissory Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Settlement. Effective as of the date hereof, in full and complete satisfaction of the Settled Liability due and owing to Recipient the Company shall issue to the Recipient the Promissory Note. Upon receipt of the executed Promissory Note, the Settled Liability owed to the Recipient shall be extinguished and all of Recipient’s rights with respect thereto shall automatically cease and terminate, and Recipient, by executing and becoming a party to this Agreement, shall be deemed to have consented to such extinguishment of the Settled Liability and of the rights related thereto.
2.
Release. Except as provided herein, as consideration for Recipient forgoing immediate cash payment of the due and owing Total Liability, Company hereby releases and forever discharges Recipient and its affiliates, partners, members, employees and administrators (“Releasees”), for all matters relating to or arising from Company’s engagement of Recipient, including the legal services performed for Company by Recipient. The Parties acknowledge and agree that, except to the extent expressly limited in this Agreement, this Release is a general release with respect to any real or potential dispute that Company does or may have against Recipient based on events occurring prior to the date of this Agreement. Company has been and is advised to consider seeking the advice of independent counsel in relation to this Release.
3.
Representations and Warranties of the Company. The Company hereby incorporates all representation and warranties contained in the Promissory Notes and further represents and warrants to Recipient that:
(a)
the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and
(b)
all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Exhibit 10.1

(c) The execution, delivery and performance by the Company of this Agreement do not and will not breach, violate, conflict with, or cause a default under the organizational documents of the Company, or of any agreement or instrument binding on the Company or any of its properties.

4.
Representations and Warranties of the Recipient. Recipient hereby represents and warrants to the Company that:
(a)
all actions on the part of Recipient necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof;
(b)
Recipient and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Promissory Note; Recipient has had the opportunity to review the Company’s filings with the Securities and Exchange Commission; Recipient and its advisors, if any, have been afforded the opportunity to ask questions of the Company; neither such inquiries nor any other due diligence investigations conducted by Recipient or its advisors, if any, or its representatives shall modify, amend or affect Recipient’s right to rely on the Company’s representations and warranties contained herein; Recipient has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Promissory Note; Recipient is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Promissory Note and the transactions contemplated by this Agreement; and
(c)
Recipient understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Promissory Note or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the Promissory Note.

5.
Miscellaneous.
(a)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

(b)
Entire Agreement. This Agreement and the Promissory Note contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto.

(c)
Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

(d)
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward

Name: Trent Ward

Title: CEO

Pillsbury winthrop swaw pittman llp

By: /s/ Matthew Oresman

Name: Matthew Oresman

Title: Partner